UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2011

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b)	On May 26, 2011, Media General, Inc. (the Company) issued a press release (Exhibit 99.1) announcing that O. Reid Ashe, Jr., Executive Vice President and Chief Operating Officer, will retire from the Company and its Board of Directors on December 31, 2011. Mr. Ashe will continue to serve as the Company’s Executive Vice President and Chief Operating Officer through September 30, 2011.

c)	Effective October 1, 2011, George L. Mahoney will become Vice President, Growth and Performance. Mr. Mahoney is currently Vice President, General Counsel and Secretary. John A. Schauss will become Vice President, Market Operations. Mr. Schauss is currently Vice President, Finance and Chief Financial Officer. James F. Woodward will become Vice President, Finance and Chief Financial Officer. Mr. Woodward is currently Group Vice President, Growth and Performance.

The Company also issued a press release (Exhibit 99.2) announcing that Andrew C. Carington, will succeed George L. Mahoney as Vice President, General Counsel and Secretary effective October 1, 2011. Mr. Carington is currently Associate General Counsel.

There are no transactions required to be disclosed under Item 404(a) of Regulation S-K of the Securities and Exchange Commission in connection with the appointment of these executive officers.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

99.1	Press Release issued by MEDIA GENERAL, INC., May 26, 2011.

99.2	Press Release issued by MEDIA GENERAL, INC., May 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date May 26, 2011
/s/ John A. Schauss
John A. Schauss
Vice President, Finance and Chief Financial Officer